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                                                                      Exhibit 5
                                                                      ---------
                               December 17, 1998

                                                                      17506-0001

Identix Incorporated
510 North Pastoria Avenue
Sunnyvale, California 94086

                         Post Effective Amendment to
                     Registration Statements on Form S-8
                     -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Post Effective Amendment No. 1 (the "Amendment") to the Registration Statements on Form S-8 (Registration Nos. 33-4544, 33-53836, 33-74204, 333-04055 and 333-30693, the "Registration
Statements") which the Company proposes to file with the Securities and Exchange Commission on or about December 17, 1998, in connection with the reincorporation of Identix Incorporated, a California corporation ("Identix California"), into the State of Delaware. The Amendment covers shares of Common Stock of the Company (the "Shares") reserved for issuance pursuant to the Equity Incentive Plan, Nonemployee Directors Stock Option Plan, 1992 Employee Stock Option Plan, and ANANDAC, Inc. 1984 Incentive Stock Option Plan (collectively, the "Plans"). The Company is assuming the Plans as part of the reincorporation.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of December 14, 1998 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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     (b)  The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

     (d) A Certificate of ChaseMellon Shareholder Services, L.L.C., the transfer agent of the Company, as to the number of shares of Common Stock of the Company outstanding as of December 14, 1998; and

     (e)  The Plans.

     This opinion is limited to the general corporation laws of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Amendment becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans, (iv) the per share consideration for each Share is greater than the par value of the Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Amendment, when issued by the Company, will be validly issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment.

                                       Very truly yours,

                                       /s/ HELLER EHRMAN WHITE & MCAULIFFE